filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333-215149

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-215149

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHLAND GLOBAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	81-2587835
(State of incorporation)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
Covington, Kentucky 41011
(859) 815-3333
(Address, including zip code, of principal registered offices)

Valvoline Inc. 2016 Deferred Compensation Plan for Employees
Valvoline 401(k) Plan
(Full title of the Plans)

Peter J. Ganz, Esq.
Senior Vice President, General Counsel and Secretary
50 E. RiverCenter Boulevard
Covington, Kentucky 41011
(Name and address of agent for service)

(859) 815-3333
(Telephone number, including areas code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment is being filed by Ashland Global Holdings Inc., a Delaware corporation (the “Company”), in connection with the Final Distribution (as defined below) to de-register all shares of the Company’s common stock (“Company Common Stock”) registered on the Company’s Registration Statement on Form S-8 (No. 333-215149) filed on December 16, 2016 (the “Registration Statement”) registering the offering of certain Company Common Stock reserved for issuance pursuant to awards granted under the Valvoline Inc. 2016 Deferred Compensation Plan for Employees and the Valvoline 401(k) Plan referred to therein (collectively, the “Plans”).

On May 12, 2017, subject to certain customary conditions, the Company will distribute to its shareholders an aggregate of 170,000,000 shares of Valvoline Inc. common stock (the “Final Distribution”).  Pursuant to the terms of the Plans, following the Final Distribution, obligations thereunder to issue shares of common stock shall be satisfied using Valvoline Inc. common stock.

The Company, by means of this Amendment, hereby terminates the Registration Statement and removes from registration all of the securities registered thereby which remain unsold as of the date hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

24.1	Power of Attorney of each person whose signature on this Post-Effective Amendment No. 1 was signed by another pursuant to a power of attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment to the Registration Statement, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 11th day of May, 2017.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

By:	/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on May 11, 2017.

Name	Title	Date

*	Chairman of the Board, Chief Executive Officer and Director	May 11, 2017
William A. Wulfsohn	(Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer	May 11, 2017
J. Kevin Willis	(Principal Financial Officer)

*	Vice President and Controller	May 11, 2017
J. William Heitman	(Principal Accounting Officer)

*	Director	May 11, 2017
Brendan M. Cummins

*	Director	May 11, 2017
William G. Dempsey

*	Director	May 11, 2017
Jay V. Ihlenfeld

*	Director	May 11, 2017
Barry W. Perry

*	Director	May 11, 2017
Mark. C. Rohr

*	Director	May 11, 2017
George A. Schaefer, Jr.

*	Director	May 11, 2017
Janice J. Teal, Ph.D.

*	Director	May 11, 2017
Michael J. Ward

*The undersigned, by signing his name hereto, executes this Post-Effective Amendment No. 1 pursuant to a power of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Post-Effective Amendment No. 1.

By:	/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Attorney-in-Fact
Date: May 11, 2017

The Valvoline 401(k) Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 11th day of May, 2017.

VALVOLINE 401(K) PLAN

By:	/s/ Sara K. Stensrud
Name: Sara K. Stensrud
Title: Chief People and Communication Officer of Valvoline

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1*	Power of Attorney of each person whose signature on this Post-Effective Amendment No. 1 was signed by another pursuant to a power of attorney.

* Filed herewith.